SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2013

BONANZA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

Columbia Tower

701 Fifth Avenue, Office 4263

Seattle, WA 98104

(Address of Principal Executive Offices)

(206) 262-7461

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

On May 3, 2013, Bonanza Gold Corp. (the “Company”) and United Copper Holdings Ltd (“United Copper”) agreed to terminate the purchase agreement dated June 27, 2011 relating to the 28 Lode claims located in Okanogan County, Washington (the “Agreement”).  It was agreed that United Copper would retain all payments it had received under the Agreement, that no further payments would be required  under the Agreement as all outstanding payments due were forgiven  and that the Company would return to United Copper the property and any recorded claims it had previously acquired from United Copper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Craig Russell
Craig Russell
President and Chief Executive Officer